FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1: Name and Address of Company

High Tide Inc. (the "Company" or "High Tide")

Unit 112, 11127 - 15 Street N.E.

Calgary, Alberta

T3K 2M4

Item 2: Date of Material Change

February 1, 2021 and February 2, 2021.

Item 3: News Release

The Company disseminated a news release on February 1, 2021, and a further news release on February 2, 2021, in respect of the material change, and filed each news release on SEDAR at www.sedar.com.

Item 4: Summary of Material Change

On February 1, 2021, the Company announced that it had entered into a letter of engagement with ATB Capital Markets Inc. ("ATB") and Echelon Wealth Partners Inc. ("Echelon"), on behalf of a syndicate of underwriters (together, the "Underwriters"), pursuant to which the Underwriters agreed to purchase, from the Company,  31,250,000 units of the Company (the "Units"), on a "bought deal" basis, at a price per Unit of $0.48 for gross proceeds of approximately $15,000,000 (the "Offering"). On February 2, 2021, the Company announced that it had entered into an amended letter agreement with ATB and Echelon, on behalf the Underwriters, to increase the size of the Offering to distribute 41,666,666 Units at a price of $0.48 per Unit for aggregate gross proceeds of approximately $20,000,000 .

Item 5.1: Full Description of Material Change

Please see news releases attached as Schedule "A" and Schedule "B", for a full description of the material change. The below discussion contains the disclosure required by Multilateral Instrument 61-101 - Protection of Minority Shareholders in Special Transactions ("MI 61-101").

Following the announcement of the Offering, Mr. Rahim Kanji, Mr. Vahan Ajamian, and Mr. Shimmy Posen, the Chief Financial Officer, the Vice President, Capital Markets, and the Corporate Secretary of the Company, respectively (collectively, the "Participating Insiders") expressed an intention to participate in the Offering and acquire up to an aggregate of 3,120,833 Units pursuant to the Offering. The participation of the Participating Insiders in the Offering would constitute a "related party transaction", as such term is defined in MI 61-101. In the event the Participating Insiders participate in the Offering, MI 61-101 would require the Company to receive minority shareholder approval for, and obtain a formal valuation for the subject matter of, the transaction in accordance with MI 61-101, prior to the completion of such transaction. However, the Company has determined that it would be able to, and accordingly, the Company intends to, rely on exemptions from the formal valuation and the minority shareholder approval requirements of MI 61-101, available to the Company under Section 5.5(b) and Section 5.7(1)(a) of MI 61-101, respectively, in each case on the basis that the fair market value of the Participating Insiders' participation in the Offering is not anticipated to exceed 25% of the market capitalization of the Company, as determined in accordance with MI 61-101.

The terms of the Offering were reviewed and approved by the board of directors of the Company, a majority of whom are independent for purposes of applicable Canadian securities laws.

The purpose and business reasons for the transaction is to raise sufficient capital for opening new retail cannabis store locations, completing strategic acquisitions, and general corporate and working capital purposes, as well as for such other purposes as to be described in the short form prospectus to be prepared and filed by the Company in connection with the Offering.  The anticipated effect of the Offering on the Company's business and affairs is that the Company will secure funds to be used for the aforementioned purposes.

As of the date hereof, Mr. Posen holds, directly or indirectly, 1,063,829 common shares in the capital of the Company ("Common Shares"), 1,000,000 stock options of the Company ("Options"), and 9,936,507 common share purchase warrants of the Company ("Warrants"). Following the completion of the Offering, and assuming that Mr. Posen acquires an aggregate of 2,600,000 Units pursuant to the Offering, Mr. Posen is expected to hold an aggregate of 3,663,829 Common Shares, representing approximately 0.765% of the issued and outstanding Common Shares on an undiluted basis, and 1,300,000 Warrants. In the event that Mr. Posen exercises all convertible securities of the Corporation held by Mr. Posen, he would hold an aggregate of 14,600,336 Common Shares, or approximately 2.80% of the issued and outstanding Common Shares of the Company, on a partially diluted basis.

As of the date hereof, Mr. Kanji does not hold any Warrants, and holds, directly or indirectly, 199,800 Common Shares, and 750,000 Options. Following the completion of the Offering, and assuming that Mr. Kanji acquires an aggregate of 104,416 Units pursuant to the Offering, Mr. Kanji is expected to hold an aggregate of 304,216 Common Shares, representing approximately 0.064% of the issued and outstanding Common Shares on an undiluted basis, and 52,208 Warrants. In the event that Mr. Kanji exercises all convertible securities of the Corporation held by Mr. Kanji, he would hold an aggregate of 1,054,216 Common Shares, or approximately 0.20% of the issued and outstanding Common Shares of the Company, on a partially diluted basis.

As of the date hereof, Mr. Ajamian does not hold any Common Shares or Warrants, and holds 750,000 Options. Following the completion of the Offering, and assuming that Mr. Ajamian acquires an aggregate of 210,000 Units pursuant to the Offering, Mr. Ajamian is expected to hold an aggregate of 210,000 Common Shares, representing approximately 0.044% of the issued and outstanding Common Shares on an undiluted basis, and 105,000 Warrants. In the event that Mr. Ajamian exercises all convertible securities of the Corporation held by Mr. Ajamian, he would hold an aggregate of 960,000 Common Shares, or approximately 0.18% of the issued and outstanding Common Shares of the Company, on a partially diluted basis.

After reasonable enquiry, the Company is not aware of any "prior valuation" (as defined in MI 61‐101) that has been made in the 24 months prior to the date hereof and that relates to the subject matter of, or is otherwise relevant to the proposed participation of the Participating Insiders, in the Offering.

The Company did not file a material change report more than 21 days before the expected closing of the Offering disclosing the proposed participation by the Participating Insiders, as the Participating Insiders had not settled on their intention to participate in the Offering until shortly after the announcing of the upsized Offering. The Company proposes to close the Offering on an expedited basis for sound business reasons, in order to capitalize on the current, strong market demand for the securities of the Company.

Item 5.2: Disclosure for Restructuring Transactions

Not applicable.

Item 6: Reliance on subsection 7.1(2) of National Instrument 51-102 (Confidentiality)

Not applicable.

Item 7: Omitted Information

No information has been omitted on the basis that it is confidential information.

Item 8: Executive Officer

For additional information with respect to this material change, the following person may be contacted:

High Tide Inc.

Raj Grover

Chief Executive Officer

Tel: (403) 770-9435

Email: raj@hightideinc.com

Item 9: Date of Report

February 5, 2021.

SCHEDULE "A"

NOT FOR DISTRIBUTION TO UNITED STATES NEWS WIRE SERVICES

OR FOR DISSEMINATION IN THE UNITED STATES.

HIGH TIDE ANNOUNCES $15 MILLION BOUGHT DEAL EQUITY FINANCING

Calgary, AB, February 1, 2021 / CNW / − High Tide Inc. ("High Tide" or the "Company") (TSXV: HITI) (OTCQB: HITIF) (FRA:2LY), a retail-focused cannabis Company enhanced by the manufacturing and distribution of consumption accessories, is pleased to announce that it has entered into a letter of engagement with ATB Capital Markets Inc. ("ATB") and Echelon Wealth Partners Inc. ("Echelon") on behalf of a syndicate of underwriters (together, the "Underwriters"), pursuant to which the Underwriters have agreed to purchase from the Company 31,250,000 units of the Company (the "Units"), on a "bought deal" basis, at a price per Unit of $0.48 (the "Issue Price") for gross proceeds of approximately $15,000,000 (the "Offering").

Each Unit will be comprised of one common share of the Company (a "Common Share") and one half of one Common Share purchase warrant (each whole warrant, a "Warrant"). Each Warrant shall entitle the holder thereof to purchase one Common Share at an exercise price of $0.58, for a period of 36 months following the closing of the Offering.

The Company has agreed to grant the Underwriters an over-allotment option to purchase up to an additional 15% of the Units at the Issue Price, exercisable in whole or in part, at any time on or prior to the date that is 30 days following the closing of the Offering. If this option is exercised in full, approximately $2,250,000 in additional proceeds will be raised pursuant to the Offering and the aggregate proceeds of the Offering will be approximately $17,250,000.

The Company intends to use the net proceeds of the Offering for opening new retail cannabis store locations, completing strategic acquisitions, general corporate and working capital purposes, and for such other purposes as to be described in the Prospectus (as defined below).

The closing date of the Offering is scheduled to be on or about February 23, 2021, and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the applicable securities regulatory authorities and the TSX Venture Exchange ("TSXV").

The Units will be offered by way of a short form prospectus (the "Prospectus") to be filed in those provinces and territories of Canada as the Underwriters may designate (except Quebec) pursuant to National Instrument 44-101 - Short Form Prospectus Distributions and may be offered in the United States on a private placement basis pursuant to an appropriate exemption from the registration requirements under applicable U.S. law.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful. The securities being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the United States Securities Act of 1933, as amended, and applicable state securities laws.

ABOUT HIGH TIDE

High Tide is a retail-focused cannabis company enhanced by the manufacturing and distribution of consumption accessories. The Company is the largest Canadian retailer of recreational cannabis as measured by revenue, with 69 current locations spanning Ontario, Alberta, Manitoba and Saskatchewan. High Tide's retail segment features the Canna Cabana, KushBar, Meta Cannabis Co., Meta Cannabis Supply Co. and NewLeaf Cannabis banners, with additional locations under development across the country. High Tide has been serving consumers for over a decade through its numerous consumption accessory businesses including e-commerce platforms Grasscity.com and CBDcity.com, and its wholesale distribution division under Valiant Distribution, including the licensed entertainment product manufacturer Famous Brandz. High Tide's strategy as a parent company is to extend and strengthen its integrated value chain, while providing a complete customer experience and maximizing shareholder value. Key industry investors in High Tide include Aphria Inc. (TSX:APHA) (NYSE:APHA) and Aurora Cannabis Inc. (NYSE:ACB) (TSX:ACB).

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements", within the meaning of applicable securities laws. Certain information set forth in this news release may contain forward-looking statements that involve substantial known and unknown risks and uncertainties, certain of which are beyond the control of High Tide. Forward-looking statements are frequently characterized by words such as "plan", "continue", "expect", "project", "intend", "believe", "anticipate", "estimate", "may", "will", "potential", "proposed" and other similar words, or statements that certain events or conditions "may" or "will" occur. In particular, forward looking statements in this news release include, but are not limited to, statements with respect to (i) the anticipated timing of the closing of the Offering and the pricing thereof, (ii) the anticipated use of proceeds, and (iii) the receipt of regulatory approvals, including the approval of the TSXV. These statements are only predictions, and various assumptions were used in drawing the conclusions or making the projections contained in the forward-looking statements throughout this news release. Readers are cautioned that the assumptions used in the preparation of such statements, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors  that may cause actual results, forecasts or projections to differ materially from those anticipated in, or implied by, such forward-looking statements, including, but not limited to: (i) High Tide's inability to complete the Offering on the terms and within the timelines anticipated, (ii) High Tide's inability to obtain the required regulatory approvals to complete the Offering on the proposed terms and timeline, (iii) unanticipated developments in the general economic, financial market, legislative, regulatory, competitive and political conditions in which High Tide operates, (iv) increased competition and market volatility, (v) the occurrence of natural and unnatural catastrophic events and claims resulting from such events, and (vi) risks related to or arising from the COVID-19 pandemic, including a deterioration of general economic and market conditions. In addition, new factors emerge from time to time, and it is not possible for management of High Tide to predict all of those factors or to assess in advance the impact of each such factor on High Tide's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this news release are based on information currently available and what management of High Tide believes are reasonable assumptions. The purpose of such forward-looking statements is solely to provide readers with a description of the expectations of the management of High Tide as of the date hereof, and such forward-looking statements may not be appropriate for any other purpose.

Readers are cautioned not to place undue reliance on forward-looking information contained in this news release. Except as may be required by applicable securities laws, High Tide does not undertake any obligation to publicly update or revise any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or results, or otherwise.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States of America. The securities have not been and will not be registered under the United States Securities Act of 1933 (the "1933 Act") or any state securities laws and may not be offered or sold within the United States or to U.S. Persons (as defined in the 1933 Act) unless registered under the 1933 Act and applicable state securities laws, or an exemption from such registration is available.

CONTACT INFORMATION

High Tide Inc.

Vahan Ajamian

Vice President, Capital Markets

ir@hightideinc.com

Tel. 1 (403) 770-9435; extension 116

SCHEDULE "B"

NOT FOR DISTRIBUTION TO UNITED STATES NEWS WIRE SERVICES

OR FOR DISSEMINATION IN THE UNITED STATES.

HIGH TIDE ANNOUNCES UPSIZED BOUGHT DEAL EQUITY FINANCING TO $20 MILLION

Calgary, AB, February 2, 2021 / CNW / − High Tide Inc. ("High Tide" or the "Company") (TSXV: HITI) (OTCQB: HITIF) (FRA:2LY), a retail-focused cannabis Company enhanced by the manufacturing and distribution of consumption accessories, is pleased to announce that it has entered into an amended letter agreement with ATB Capital Markets Inc. ("ATB") and Echelon Wealth Partners Inc. ("Echelon"), on behalf of a syndicate of underwriters (together, the "Underwriters"), to increase the size of the previously announced "bought deal" short-form prospectus offering of units of the Company (the "Units"), to 41,666,666 Units at a price of $0.48 per Unit (the "Issue Price") for aggregate gross proceeds of approximately $20,000,000 (the "Offering").

Each Unit will be comprised of one common share of the Company (a "Common Share") and one half of one Common Share purchase warrant (each whole warrant, a "Warrant"). Each Warrant shall entitle the holder thereof to purchase one Common Share at an exercise price of $0.58, for a period of 36 months following the closing of the Offering.

The Company has agreed to grant the Underwriters an over-allotment option to purchase up to an additional 15% of the Units at the Issue Price, exercisable in whole or in part, at any time on or prior to the date that is 30 days following the closing of the Offering. If this option is exercised in full, approximately $3,000,000 in additional proceeds will be raised pursuant to the Offering and the aggregate proceeds of the Offering will be approximately $23,000,000.

The Company intends to use the net proceeds of the Offering for opening new retail cannabis store locations, completing strategic acquisitions, general corporate and working capital purposes, and for such other purposes as to be described in the Prospectus (as defined below).

The closing date of the Offering is scheduled to be on or about February 23, 2021, and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the applicable securities regulatory authorities and the TSX Venture Exchange ("TSXV").

The Units will be offered by way of a short form prospectus (the "Prospectus") to be filed in those provinces and territories of Canada as the Underwriters may designate (except Quebec) pursuant to National Instrument 44-101 - Short Form Prospectus Distributions and may be offered in the United States on a private placement basis pursuant to an appropriate exemption from the registration requirements under applicable U.S. law.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful. The securities being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the United States Securities Act of 1933, as amended, and applicable state securities laws.

ABOUT HIGH TIDE

High Tide is a retail-focused cannabis company enhanced by the manufacturing and distribution of consumption accessories. The Company is the largest Canadian retailer of recreational cannabis as measured by revenue, with 69 current locations spanning Ontario, Alberta, Manitoba and Saskatchewan. High Tide's retail segment features the Canna Cabana, KushBar, Meta Cannabis Co., Meta Cannabis Supply Co. and NewLeaf Cannabis banners, with additional locations under development across the country. High Tide has been serving consumers for over a decade through its numerous consumption accessory businesses including e-commerce platforms Grasscity.com and CBDcity.com, and its wholesale distribution division under Valiant Distribution, including the licensed entertainment product manufacturer Famous Brandz. High Tide's strategy as a parent company is to extend and strengthen its integrated value chain, while providing a complete customer experience and maximizing shareholder value. Key industry investors in High Tide include Aphria Inc. (TSX:APHA) (NYSE:APHA) and Aurora Cannabis Inc. (NYSE:ACB) (TSX:ACB).

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements", within the meaning of applicable securities laws. Certain information set forth in this news release may contain forward-looking statements that involve substantial known and unknown risks and uncertainties, certain of which are beyond the control of High Tide. Forward-looking statements are frequently characterized by words such as "plan", "continue", "expect", "project", "intend", "believe", "anticipate", "estimate", "may", "will", "potential", "proposed" and other similar words, or statements that certain events or conditions "may" or "will" occur. In particular, forward looking statements in this news release include, but are not limited to, statements with respect to (i) the anticipated timing of the closing of the Offering and the pricing thereof, (ii) the anticipated use of proceeds, and (iii) the receipt of regulatory approvals, including the approval of the TSXV. These statements are only predictions, and various assumptions were used in drawing the conclusions or making the projections contained in the forward-looking statements throughout this news release. Readers are cautioned that the assumptions used in the preparation of such statements, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors  that may cause actual results, forecasts or projections to differ materially from those anticipated in, or implied by, such forward-looking statements, including, but not limited to: (i) High Tide's inability to complete the Offering on the terms and within the timelines anticipated, (ii) High Tide's inability to obtain the required regulatory approvals to complete the Offering on the proposed terms and timeline, (iii) unanticipated developments in the general economic, financial market, legislative, regulatory, competitive and political conditions in which High Tide operates, (iv) increased competition and market volatility, (v) the occurrence of natural and unnatural catastrophic events and claims resulting from such events, and (vi) risks related to or arising from the COVID-19 pandemic, including a deterioration of general economic and market conditions. In addition, new factors emerge from time to time, and it is not possible for management of High Tide to predict all of those factors or to assess in advance the impact of each such factor on High Tide's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this news release are based on information currently available and what management of High Tide believes are reasonable assumptions. The purpose of such forward-looking statements is solely to provide readers with a description of the expectations of the management of High Tide as of the date hereof, and such forward-looking statements may not be appropriate for any other purpose.

Readers are cautioned not to place undue reliance on forward-looking information contained in this news release. Except as may be required by applicable securities laws, High Tide does not undertake any obligation to publicly update or revise any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or results, or otherwise.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States of America. The securities have not been and will not be registered under the United States Securities Act of 1933 (the "1933 Act") or any state securities laws and may not be offered or sold within the United States or to U.S. Persons (as defined in the 1933 Act) unless registered under the 1933 Act and applicable state securities laws, or an exemption from such registration is available.

CONTACT INFORMATION

High Tide Inc.

Vahan Ajamian

Vice President, Capital Markets

ir@hightideinc.com

Tel. 1 (403) 770-9435; extension 116